UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2004

URS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State of jurisdiction of incorporation)

1-7567 (Commission File No.)	94-1381538 (IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

     (a) On November 29, 2004, URS Corporation (the “Company”) entered into a Sixth Amendment to the Credit Agreement, with Credit Suisse First Boston, as co-lead Arranger and Administrative Agent, Wells Fargo Bank, N. A., as co-lead Arranger and Syndication Agent and other financial institutions, as lenders. The Sixth Amendment principally amends the Credit Agreement to reflect a change in the Company’s fiscal year-end and financial accounting cycle to a 52/53 week fiscal year ending on the Friday closest to December 31, with interim quarters ending on the Fridays closest to the 30th of March, June and September (see Item 5.03. below). The foregoing description of the Sixth Amendment to the Credit Agreement is qualified in its entirety by reference to Exhibit 10.1 below.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     (b) On November 30, 2004, the Board of Directors of the Company approved a change in the Company’s fiscal year-end and financial accounting cycle. Effective January 1, 2005, the Company will begin reporting its financial results on a 52/53 week fiscal year ending on the Friday closest to December 31st, with interim quarters ending on the Fridays closest to the 30th of March, June and September. The Company’s 2004 fiscal year began on November 1, 2003 and ended on October 31, 2004. The period from November 1, 2004 through December 31, 2004 will be treated as a separate reporting period for which the Company will file a transition report on Form 10-Q.

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits

10.1	Sixth Amendment to the Credit Agreement, dated as of November 29, 2004, by and among URS Corporation, the financial institutions named therein, Credit Suisse First Boston, as co-lead Arranger and Administrative Agent, and Wells Fargo Bank, N. A., as co-lead Arranger and Syndication Agent. FILED HEREWITH.

2.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION
Dated: December 3, 2004	By:	/s/ Reed N. Brimball Reed N. Brimball Vice President and Corporate Controller (Principal Accounting Officer)

3.

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Sixth Amendment to the Credit Agreement, dated as of November 29, 2004, by and among URS Corporation, the financial institutions named therein, Credit Suisse First Boston Corporation, as co-lead Arranger and Administrative Agent, and Wells Fargo Bank, N. A., as co-lead Arranger and Syndication Agent.

4.